Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Jeff W. Dick
(703) 481-4567

MainStreet Bancshares, Inc. Reports Record First Quarter Earnings

Fairfax, Virginia – Mainstreet Bancshares, Inc. (NASDAQ: MNSB) (the “Company”) reported a record net income of $3.2 million for the first quarter of 2019; an increase of 93% over the first quarter of 2018.

Earnings per share for both common and diluted shares was $0.39 for the first quarter of 2019, compared to $0.29 for both common and diluted shares for the first quarter of 2018. The Company produced a 1.17% return on average assets and 10.53% on average equity for the first quarter of 2019, compared to 0.84% and 9.66% consecutively for the first quarter of 2018.

Net interest income, the Company’s primary source of revenue, was $9.3 million for the first quarter of 2019, up 38% from the first quarter of 2018. The respective net interest margins were 3.50% and 3.53%.

A loan loss provision of $325,000 along with net recoveries of $33,000 were necessary to balance first quarter 2019 loan growth. The Company incurred net charge-offs of $7,000 for the first quarter of 2018.

Fee income of $926,000 in the first quarter of 2019 was up 139% from the first quarter of 2018, due primarily to an increase in deposit account fees and interest rate swap fees related to loan transactions. These sources are expected to continue in a consistent manner going forward.

Total assets were $1.1 billion at March 31, 2019, as compared to $843.7 million at March 31, 2018, an increase of 36%. Net loans at March 31, 2019 total $943.7 million against net loans outstanding at March 31, 2108 of $702.7 million, an increase of 34%. Asset quality remains solid with non-performing assets to total assets at 0.17% as of March 31, 2019, down from 0.23% as of March 31, 2018. Capital levels for the Company remain strong.

Non-interest-bearing deposits increased to $193.7 million as of March 31, 2019, an 18% increase from March 31, 2018. Non-interest-bearing deposits represent 20% of total deposits at March 31, 2019. Total deposits as of March 31, 2019 were $966.8 million an increase of $275.9 million from March 31, 2018.

As of March 31, 2019, the Company’s tangible book value per share was $15.15, up 18.8% from $12.75 as of March 31, 2018. According to OTCQX, there were 584 trades during the quarter for a total of 239,705 shares traded or $4,559,489. The closing share price was $21.60, or 143% of book value. The market cap was $178.2 million as of March 31, 2019.”

QUOTES: “We continue to expand our Business Banking team with a focus on increasing local depositors,” says Chris Brockett, President of MainStreet Bancshares, Inc. and MainStreet Bank. Our Business Bankers are world class at representing the Bank and have been very effective in their pursuit of business and professional relationships.”

“The local economy is vibrant, and the quality of our loan portfolio remains good,” says Jeff W. Dick, Chairman and CEO of MainStreet Bancshares, Inc. and MainStreet Bank. “We are moderating our year-on-year asset growth for 2019 and focusing on building our core deposit base, with a goal of improving our net interest margin.”

ABOUT MAINSTREET BANK: MainStreet operates six branches in Herndon, Fairfax, Fairfax City, McLean, Leesburg and Clarendon. A seventh branch in Washington, DC will be added during 2019.

MainStreet has 55,000 free ATMs and a fully integrated online and mobile banking solution. The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has “put our bank” in well over 1,000 businesses in the metropolitan area.

MainStreet has a full complement of payment system services for third party payment providers. MainStreet has a nationally known market leader and a highly experienced team ready to help payment providers create a solution perfect for their needs.

MainStreet has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction and commercial real estate. MainStreet also works with the SBA to offer 7A and 504 lending solutions. From mobile banking and Apple Pay to instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve its customer experience.

MainStreet Bank was the first community bank in the Washington, DC metropolitan area to offer a full online business banking solution. MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance. Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel.

We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.

UNAUDITED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited)

(In thousands, except share data)

	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
ASSETS
Cash and cash equivalents
Cash and due from banks	$29,741	$27,886	$38,634	$27,163	$21,597
Federal funds sold	30,034	30,190	21,739	4,104	5,316

Total cash and cash equivalents	59,775	58,076	60,373	31,267	26,913
Investment securities available for sale, at fair value	69,308	55,979	79,489	20,806	47,009
Investment securities held to maturity, at carrying value	25,487	26,178	26,221	27,422	27,469
Restricted equity securities, at cost	5,732	5,894	4,209	4,737	5,545
Loans, net of allowance for loan losses of $9,189, $8,831 $8,327, $7,731, and $6,334, consecutively	943,735	917,125	850,822	815,875	702,700
Premises and equipment, net	14,226	14,222	14,414	14,660	14,568
Accrued interest and other receivables	5,644	5,148	4,919	4,695	3,938
Bank owned life insurance	14,169	14,064	13,957	13,851	13,743
Other assets	8,005	3,927	2,577	2,842	1,794

Total Assets	$1,146,081	$1,100,613	$1,056,981	$936,155	$843,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest bearing deposits	$193,744	$211,749	$191,986	$179,827	$164,795
Interest-bearing DDA deposits	59,639	60,588	59,295	60,389	54,097
Savings and NOW deposits	61,537	51,371	52,602	48,659	49,935
Money market deposits	147,655	138,153	109,498	118,194	118,532
Time deposits	504,252	458,276	476,511	394,433	303,575

Total deposits	966,827	920,137	889,892	801,502	690,934
Federal Home Loan Bank advances and other borrowings	30,000	40,000	30,000	45,117	64,129
Subordinated debt	14,783	14,776	14,769	14,762	14,755
Other liabilities	9,488	4,449	2,785	2,617	3,298

Total Liabilities	1,021,098	979,362	937,446	863,998	773,116

Stockholders’ Equity:
Common stock, par value $4 per share, authorized 10,000,000 shares; issued and outstanding, 8,249,759 at 3/31/2019 including 153,086 unvested shares, 8,177,978 at 12/31/2018 including 133,869 unvested shares, 8,179,871 shares at 9/30/2018 including 142,457 unvested shares, 5,810,498 shares at 6/30/2018 including 144,626 unvested shares, 5,533,605 at 3/31/2018 including 138,853 unvested shares.	32,387	32,177	32,177	22,691	21,579
Capital surplus	74,353	74,256	76,427	40,731	35,769
Retained earnings	18,395	15,185	11,371	9,020	13,368
Accumulated other comprehensive loss	(152)	(367)	(440)	(285)	(153)

Total Stockholders’ Equity	124,983	121,251	119,535	72,157	70,563

Total Liabilities and Stockholders’ Equity	$1,146,081	$1,100,613	$1,056,981	$936,155	$843,679

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(Unaudited)

(In thousands, except share and per share data)

	Year-to-Date		Three Months Ended
	3/31/19	3/31/18	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
INTEREST INCOME:
Interest and fees on loans	$12,916	$8,316	$12,916	$12,244	$11,061	$9,649	$8,316
Interest on investment securities	556	341	556	381	341	407	341
Interest on federal funds sold	345	100	345	457	423	115	100

Total interest income	13,817	8,757	13,817	13,082	11,825	10,171	8,757

INTEREST EXPENSE:
Interest on interest bearing DDA deposits	245	164	245	269	245	222	164
Interest on savings and NOW deposits	73	46	73	77	65	63	46
Interest on money market deposits	763	264	763	598	432	414	264
Interest on time deposits	2,931	1,091	2,931	2,784	2,677	1,513	1,091
Interest on Federal Home Loan Bank advances and other borrowings	219	179	219	188	199	210	179
Interest on subordinated debt	238	238	238	244	243	241	238

Total interest expense	4,469	1,982	4,469	4,160	3,861	2,663	1,982

Net interest income	9,348	6,775	9,348	8,922	7,964	7,508	6,775
Provision for loan losses	325	635	325	496	600	1,395	635

Net interest income after provision for loan losses	9,023	6,140	9,023	8,426	7,364	6,113	6,140
OTHER INCOME:
Deposit account service charges	370	213	370	311	320	259	213
Bank owned life insurance income	105	106	105	107	105	109	106
Loan swap fee income	290	—	290	713	—	—	—
Other fee income	161	189	161	331	261	215	189

Total other income	926	508	926	1,462	686	583	508
OTHER EXPENSES:
Salaries and employee benefits	3,860	2,749	3,860	3,267	3,018	2,811	2,749
Furniture and equipment expenses	385	381	385	534	493	451	381
Advertising and marketing	105	156	105	146	171	141	156
Occupancy expenses	213	151	213	220	206	159	151
Outside services	227	196	227	164	239	240	196
Administrative expenses	167	118	167	142	161	155	118
Other operating expenses	1,051	826	1,051	900	872	912	826

Total other expenses	6,008	4,577	6,008	5,373	5,160	4,869	4,577

INCOME BEFORE INCOME TAXES	3,941	2,071	3,941	4,515	2,890	1,827	2,071
Income tax expense	694	385	694	846	539	324	385

NET INCOME	$3,247	$1,686	$3,247	$3,669	$2,351	$1,503	$1,686

Net income per common share, basic and diluted (1)	$0.39	$0.29	$0.39	$0.45	$0.35	$0.26	$0.29
Weighted average number of shares, basic and diluted (1)	8,242,873	5,799,496	8,242,873	8,178,888	6,788,868	5,810,383	5,799,496

(1)	Amounts for all periods reflect the effect of the 5% stock dividend on April 30, 2018.

UNAUDITED LOAN, DEPOSIT AND BORROWING DETAIL

(Unaudited)

(In thousands)

	March 31, 2019		December 31, 2018		March 31, 2018		Percentage Change
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	Last 3 Mos	Last 12 Mos
LOANS:
Construction and land development loans	$192,494	20.2%	$183,551	19.8%	$105,193	14.8%	4.9%	83.0%
Residential real estate loans	151,884	15.9%	149,628	16.2%	118,295	16.7%	1.5%	28.4%
Commercial real estate loans	409,522	42.9%	377,760	40.7%	278,355	39.2%	8.4%	47.1%
Commercial industrial loans	105,391	11.0%	114,221	12.3%	108,770	15.4%	-7.7%	-3.1%
Consumer loans	95,299	10.0%	102,277	11.0%	98,890	13.9%	-6.8%	-3.6%

Total Gross Loans	$954,590	100.0%	$927,437	100.0%	$709,503	100.0%	2.9%	34.5%
Less: Allowance for loan losses	(9,189)		(8,831)		(6,334)
Net deferred loan fees	(1,666)		(1,481)		(469)

Net Loans	$943,735		$917,125		$702,700

DEPOSITS:
Non-interest bearing demand deposits	$193,744	20.0%	$211,749	23.0%	$164,789	23.9%	-8.5%	17.6%
Interest-bearing demand deposits:
Demand deposits	59,639	6.2%	60,588	6.6%	54,105	7.8%	-1.6%	10.2%
Savings and NOW deposits	61,537	6.4%	51,371	5.6%	49,934	7.2%	19.8%	23.2%
Money market accounts	147,655	15.3%	138,152	15.0%	118,531	17.2%	6.9%	24.6%
Certificates of deposit $100,000 or more	465,605	48.1%	422,436	45.9%	277,799	40.2%	10.2%	67.6%
Less than $100,000	38,647	4.0%	35,841	3.9%	25,775	3.7%	7.8%	49.9%

Total Deposits	$966,827	100.0%	$920,137	100.0%	$690,933	100.0%	5.1%	39.9%

BORROWINGS:
Federal Home Loan Bank advances	30,000	67.0%	40,000	73.0%	64,129	81.3%	-25.0%	-53.2%
Subordinated debt	14,783	33.0%	14,776	27.0%	14,755	18.7%	0.0%	0.2%

Total Borrowings	$44,783	100.0%	$54,776	100.0%	$78,884	100.0%	18.2%	-43.2%

Total Deposits and Borrowings	$1,011,610		$974,913		$769,817		3.8%	31.4%

Core customer funding sources (1)	$566,398	56.0%	$586,001	60.1%	$536,239	69.7%	-3.3%	5.6%
Brokered and listing service sources (2)	400,429	39.6%	334,136	34.3%	154,694	20.1%	19.8%	158.9%
Federal Home Loan Bank Advances	30,000	3.0%	40,000	4.1%	64,129	8.3%	-25.0%	-53.2%
Subordinated debt (3)	14,783	1.4%	14,776	1.5%	14,755	1.9%	0.0%	0.2%

Total Funding Sources	$1,011,610	100.0%	$974,913	100.0%	$769,817	100.0%	3.8%	31.4%

(1)	Includes ICS, CDARS, and reciprocal deposits maintained by customers, which represent sweep accounts tied to customer operating accounts.
(2)

Consists of certificates of deposit (CD) through multiple listing services and multiple brokered deposit services, as well as ICS and CDARS one-way certificates of deposit and regional money market accounts.

(3)	Subordinated debt obligation qualifies as Tier 2 capital at the holding company and Tier 1 capital at the Bank.

UNAUDITED AVERAGE BALANCE SHEETS, INTEREST AND RATES

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Average Balance	Interest Income/ Expense	Average Yields/ Rate (annualized)	Average Balance	Interest Income/ Expense	Average Yields/ Rate (annualized)
ASSETS:
Interest earning assets:
Loans (1)	$936,401	$12,916	5.52%	$681,232	$8,316	4.88%
Investment securities	68,550	556	3.24%	56,111	341	2.43%
Federal funds and interest -bearing deposits	64,944	345	2.12%	30,117	100	1.33%

Total interest earning assets	$1,069,895	$13,817	5.17%	$767,460	$8,757	4.56%
Other assets	36,788			31,711

Total assets	$1,106,683			$799,171

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$56,701	$245	1.73%	$51,240	$164	1.28%
Money market deposit accounts	143,825	763	2.12%	96,256	264	1.10%
Savings and NOW deposits	58,616	73	0.50%	47,807	46	0.38%
Time deposits	468,009	2,931	2.51%	307,343	1,091	1.42%

Total interest-bearing deposits	$727,151	$4,012	2.21%	$502,646	$1,565	1.24%
Federal funds and repos purchased	139	1	2.88%	920	7	3.04%
Subordinated debt	14,780	238	6.44%	14,752	238	6.45%
FHLB borrowings	34,111	218	2.56%	44,026	172	1.56%

Total interest-bearing liabilities	$776,181	$4,469	2.30%	$562,344	$1,982	1.41%

Demand deposits and other liabilities	207,180			166,988

Total liabilities	$983,361			$729,332

Stockholders’ Equity	123,322			69,839

Total Liabilities and Stockholders’ Equity	$1,106,683			$799,171

Interest Rate Spread			2.87%			3.15%
Net Interest Income and Margin		$9,348	3.50%		$6,775	3.53%

(1)	Includes loans classified as non-accrual.

UNAUDITED AVERAGE BALANCE SHEETS, INTEREST AND RATES

(Unaudited)

(Dollars in thousands except per share data)

	At or For Three Months Ended March 31,
	2019	2018
Per share Data and Shares Outstanding (1)
Earnings per share – (basic and diluted)	$0.39	$0.29
Tangible book value per share	$15.15	$12.75
Weighted average common shares (basic and diluted)	8,242,873	5,799,496
Common shares outstanding at end of period	8,249,759	5,533,605

Performance Ratios
Return on average assets (annualized)	1.17%	0.84%
Return on average equity (annualized)	10.53%	9.66%
Yield on earning assets (annualized)	5.17%	4.56%
Cost of interest bearing liabilities (annualized)	2.30%	1.41%
Net interest spread	2.87%	3.15%
Net interest margin (annualized)	3.50%	3.53%
Noninterest income as a percentage of average assets (annualized)	0.33%	0.25%
Noninterest expense to average assets (annualized)	2.17%	2.29%
Efficiency ratio	58.48%	62.85%

Asset Quality
Loans 30-89 days past due to total gross loans	0.01%	0.01%
Loans 90 days past due to total gross loans	0.00%	0.00%
Non-accrual loans to total gross loans	0.20%	0.27%
Non-performing assets	$1,973	$1,939
Non-performing assets to total assets	0.17%	0.23%
Allowance for loan losses to total gross loans	0.96%	0.89%
Allowance for loan losses to non-performing loans	4.66	3.27
Net loan charge-offs (recoveries)	$(33)	$7
Net charge-offs to average loans (annualized)	0.00%	0.00%
Troubled debt restructurings (total)
Performing in accordance with modified terms	$1,502	$1,534
Not performing in accordance with modified terms	$1,939	$1,939

Regulatory Capital Ratios (Bank only)
Total risk-based capital ratio	13.45%	11.42%
Tier 1 risk-based capital ratio	12.61%	10.62%
Leverage ratio	12.38%	10.44%
Common equity tier 1 ratio	12.61%	10.62%

Other information
Closing stock price	$21.60	$20.95
Tangible equity / tangible assets	10.91%	8.36%
Average tangible equity / average tangible assets	11.14%	8.74%
Number of full time equivalent employees	113	95
# Full service branch offices	6	6

(1)	Amounts for all periods presented are adjusted to reflect a 5% stock dividend effective April 30, 2018